Exhibit 99.2
FOR IMMEDIATE RELEASE

Contacts:
Elise Caffrey	Nancy Dussault Smith
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3323
ecaffrey@irobot.com	nsmith@irobot.com
iRobot Announces New Chief Financial Officer
BEDFORD, Mass., April 30, 2008 — iRobot Corp. (NASDAQ: IRBT) today announced it has named John J. Leahy to succeed Geoffrey Clear as the company’s executive vice president and chief financial officer effective June 9, 2008. Leahy will report directly to Colin Angle, chief executive officer, and will be responsible for the full range of finance activities including accounting, financial planning and analysis, tax, treasury, and investor relations. Clear will remain with iRobot as senior finance advisor to the chief executive officer.
“I will stay with the company for as long as needed to ensure a smooth transition. My expertise is working with companies that are between $50 and $300 million in revenues and I will be pursuing opportunities with emerging companies of this size,” said Clear.
With more than 25 years as a finance executive, Leahy brings to iRobot extensive experience from multi-national companies in both technology and consumer industries. Prior to joining iRobot, he served for eight years as executive vice president and chief financial officer at Keane Inc., a $950 million IT business consulting and outsourcing services company. His accomplishments at Keane included revamping planning, forecasting and performance management processes to significantly improve visibility and guidance reliability, resulting in recognition by Gartner for “Best in Class” performance management. Leahy also led the negotiation, due diligence and integration of more than a dozen acquisitions and spearheaded the development of Keane’s M&A Framework, an online tool profiled in CFO magazine. From May 2006 to January 2007, Leahy assumed the additional position of interim president and chief executive officer of the company.
Previously, Leahy worked at PepsiCo for 17 years, both domestically and internationally, during which time he held several executive positions in finance and strategic planning, most recently as vice president, global strategic planning and M&A. Leahy received a bachelor’s degree in finance from Merrimack College and a master’s degree in business administration from Boston College.
“We are particularly pleased to have attracted an executive of John’s caliber to join iRobot’s executive team,” said Angle. “His impressive track record of leadership and accomplishment in both the technology and consumer industries will help strengthen iRobot, and he will be a significant contributor to the future success of the iRobot team as we continue to grow our global presence.”
iRobot Corporation
8 Crosby Drive, Bedford, Massachusetts, 01730, Phone:781-430-3000, Fax: 781-430-3100

About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to retain our personnel and hire additional skilled personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corporation, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.
iRobot Corporation
8 Crosby Drive, Bedford, Massachusetts, 01730, Phone:781-430-3000, Fax: 781-430-3100